UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2011

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events

On November 7, 2011, Sterling Financial Corporation (“Sterling”) announced that its wholly-owned subsidiary, Sterling Savings Bank (the “Bank”), entered into a Purchase and Assumption Agreement, dated as of November 6, 2011 (the “Agreement”), with First Independent Investment Group, Inc. (the “Company”) and its wholly-owned subsidiary, First Independent Bank (“FIB” and, together with FIB’s wholly-owned subsidiaries, the “Seller”). The Agreement provides for the purchase of specific assets and operations of Seller, including certain of FIB’s loans, owned real property and real property leases and FIB’s wealth management business, by the Bank and the assumption of specific liabilities of Seller, including all of Seller’s deposits, by the Bank (the “P&A Transaction”).  The overall consideration will consist of an initial payment at the closing of the P&A Transaction (the “Closing”), with the balance of the potential overall consideration to be paid 12 months and 18 months from the Closing.

The initial payment at Closing will consist of the sum of (i) a cash payment of $8.0 million, (ii) the aggregate book value of FIB’s loans, less FIB’s allowance for loan losses, (iii) the face amount of FIB’s cash on hand, (iv) the aggregate market value of FIB’s investment securities and (v) the aggregate net book value of certain other FIB assets, which aggregate amount shall be reduced by the aggregate balance of FIB’s deposits, borrowings and accrued liabilities assumed (the “Initial Purchase Price”).

In addition to payment of the Initial Purchase Price, at the Closing, the Bank is required to deposit an aggregate of $17.0 million into an escrow account, which funds shall be available to provide for (i) an initial potential payment of up to $7.0 million (the “First Contingent Premium Payment”) as of a date 12 months following the Closing and (ii) a final potential payment of up to $10.0 million (the “Final Contingent Premium Payment”) as of a date 18 months following the Closing.  The amount of the First Contingent Premium Payment is dependent on the achievement of certain metrics that relate to the performance of (i) FIB’s loans which are acquired by the Bank, (ii) the retention of FIB’s deposits assumed by the Bank and (iii) the gross income earned on FIB’s wealth management accounts acquired by the Bank.  The amount of the Final Contingent Premium Payment is dependent on the achievement of certain metrics that relate solely to the performance of FIB’s loans acquired.  The obligation to make any First Contingent Premium Payment or any Final Contingent Premium Payment is subject to the prior satisfaction in full of any indemnification obligations of the Company and the Seller that are owed to the Bank.

Completion of the proposed P&A Transaction is subject to the receipt of all requisite approvals from the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions.  The P&A Transaction is expected to close during the first quarter of 2012, subject to the receipt of all necessary regulatory approvals and the satisfaction of certain other closing conditions.

The full text of a press release announcing the execution of the Agreement issued on November 7, 2011 is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Sterling is also furnishing the slide presentation that it intends to present to certain investors beginning on November 7, 2011. The slides are included as Exhibit 99.2 to this report.  The information in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release of Sterling Financial Corporation dated November 7, 2011.

99.2	Slide presentation of Sterling Financial Corporation dated November 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

November 7, 2011	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of Sterling Financial Corporation dated November 7, 2011.

99.2	Slide presentation of Sterling Financial Corporation dated November 7, 2011.